Exhibit 99.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

I, John F. Sapp, state and attest that:

(1)      I am an Executive Vice President at BB&T Corporation (the “issuer”) and act as the Principal Executive Officer of the BB&T Corporation 401(k) Savings Plan (the “Plan”).

(2)      Accompanying this certification is the Annual Report on Form 11-K for the Plan for the period ended December 31, 2002, a periodic report (the “periodic report”) filed by the issuer with the Securities Exchange Commission pursuant to Section 13(a) or 15(d) of the Securities and Exchange Act of 1934 (the “Exchange Act”), which contains financial statements.

(3)      I hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that
•	the periodic report containing the financial statements fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act, and

•	the information contained in the periodic report fairly presents, in all material respects, the financial condition and results of operations of the Plan for the periods presented.

/s/ John F. Sapp

John F. Sapp
Executive Vice President
June 30, 2003

A signed original of this written statement required by Section 906 has been provided to BB&T Corporation and will be retained by BB&T Corporation and furnished to the Securities and Exchange Commission or its staff upon request.